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                                                                    EXHIBIT 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            --------------------------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
              Check if an Application to Determine Eligibility of
                    a Trustee Pursuant to Section 305(b)(2)
                                                            ---
           ----------------------------------------------------------

                      U.S. BANK TRUST NATIONAL ASSOCIATION
              (Exact name of Trustee as specified in its charter)

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
  111 EAST WACKER DRIVE, SUITE 3000
        CHICAGO, ILLINOIS                            60601                    36-4046888
(Address of principal executive offices)           (Zip Code)       I.R.S. Employer Identification No.

                                 R. C. Bergman
                       111 East Wacker Drive, Suite 3000
                            Chicago, Illinois 60601
                            Telephone (312) 228-9421
          (Name, address and telephone number of agent for service)

                            ATMOS ENERGY CORPORATION
              (Exact name of obligor as specified in its charter)

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
                   TEXAS AND VIRGINIA                                                75-1743247
(State or other jurisdiction of incorporation or organization)          (I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE
5430 LBJ FREEWAY
DALLAS, TEXAS                                                         75240
(Address of Principal Executive Offices)                            (Zip Code)

                                DEBT SECURITIES
                      (Title of the Indenture Securities)

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                                   FORM T-1

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

         a) Name and address of each examining or supervising authority to which it is subject.
            Comptroller of the Currency
            Washington, D.C.

         b) Whether it is authorized to exercise corporate trust powers.
            Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
            None

ITEMS 13.        There is not nor has there been a default with respect to the securities under this Indenture. The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under such other
                 Indentures.

ITEM 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

         1. A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Registration No. 333-18235.

         2. A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Registration No. 333-18235.

         3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Registration
                 No. 333-18235.

         4. A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Registration No. 333-18235.

         5.      Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No. 333-18235.

         7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

         8.      Not applicable.

         9.      Not applicable.





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

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 17th day of April, 1998.

                                         U.S. BANK TRUST NATIONAL ASSOCIATION

                                         By: /s/ R. C. Bergman
                                             -----------------------------------
                                             R. C. Bergman
                                             Vice President and Assistant
                                             Secretary










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
CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                                  C200   (-
                                                                                                Dollar Amounts in Thousands
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
                                                                                                 RCON
ASSETS                                                                                           ----
 1. Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1) ...................................  0081. .     55,536   1.a.
    b. Interest-bearing balances(2) ............................................................  0071. .          0   1.b.
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A) ..............................  1754. .          0   2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) ............................  1773. .      3,216   2.b.
 3. Federal funds sold and securities purchased under agreements to resell......................  1350. .          0   3.
 4. Loans and lease financing receivables:                                      RCON
                                                                                ----
    a. Loans and leases, net of unearned income (from Schedule RC-C) .........  2122. .      0           . . . . . .   4.a.
    b. LESS: Allowance for loan and lease losses .............................  3123. .      0           . . . . . .   4.b.
    c. LESS: Allocated transfer risk reserve .................................  3128. .      0           . . . . . .   4.c.
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c) .....................................  2125. .          0   4.d.
 5. Trading assets .............................................................................  3545. .          0   5.
 6. Premises and fixed assets (including capitalized leases) ...................................  2145. .         95   6.
 7. Other real estate owned (from Schedule RC-M) ...............................................  2150. .          0   7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) ...  2130. .          0   8.
 9. Customers' liability to this bank on acceptances outstanding ...............................  2155. .          0   9.
10. Intangible assets (from Schedule RC-M) .....................................................  2143. .     48,072   10.
11. Other assets (from Schedule RC-F) ..........................................................  2160. .      2,435   11.
12. Total assets (sum of items 1 through 11) ...................................................  2170. .    109,354   12.

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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

SCHEDULE RC--CONTINUED
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
                                                                                               Dollar Amounts in Thousands
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
LIABILITIES

13. Deposits:
                                                                                                RCON
                                                                                                ----
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E) .............  2200. .          0  13.a.
                                                            RCON
                                                            ----
       (1) Noninterest-bearing(1) ..........................6631. .          0                          . . . . .   13.a.(1)
       (2) Interest-bearing ................................6636. .          0                          . . . . .   13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs .........................          . . . . .
       (1) Noninterest-bearing ...............................................................
       (2) Interest-bearing ..................................................................          . . . . .
14. Federal funds purchased and securities sold under agreements to repurchase ...............  2800. .          0  14.
15. a. Demand notes issued to the U.S. Treasury ..............................................  2840. .          0  15.a
    b. Trading liabilities ...................................................................  3548. .          0  15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less .........................................  2332. .          0  16.a
    b. With a remaining maturity of more than one year through three years ...................  A547. .          0  16.b
    c. With a remaining maturity of more than three years ....................................  A548. .          0  16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding .................................  2920. .          0  18.
19. Subordinated notes and debentures (2) ....................................................  3200. .          0  19.
20. Other liabilities (from Schedule RC-G) ...................................................  2930. .      2,072  20.
21. Total liabilities (sum of items 13 through 20) ...........................................  2948. .      2,072  21.
22. Not applicable

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ............................................  3838. .          0  23.
24. Common stock .............................................................................  3230. .      1,000  24.
25. Surplus (exclude all surplus related to preferred stock)..................................  3839. .    106,712  25.
26. a. Undivided profits and capital reserves ................................................  3632. .(       430) 26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities ................  8434. .          0  26.b.
27. Cumulative foreign currency translation adjustments ......................................         . . . . . .
28. Total equity capital (sum of items 23 through 27) ........................................  3210. .    107,282  28.
29. Total liabilities, and equity capital (sum of items 21 and 28) ...........................  3300. .    109,354  29.

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
Memorandum

To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed
    for the bank by independent external auditors as of any date during 1996..................  6724. .        N/A  M.1.

1 = Independent audit of the bank conducted in accordance        4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank        authority)
2 = Independent audit of the bank's parent holding company       5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing         auditors
    standards by a certified public accounting firm which        6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company             auditors
    (but not on the bank separately)                             7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in accordance   8 = No external audit work
    with generally accepted auditing standards by a certified
    public accounting firm (may be required by state
    chartering authority)

------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited life preferred stock and related surplus.

SCHEDULE RC-A - CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS

Exclude assets held for trading.

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
                                                                                                              C205   (-
                                                                                            Dollar Amounts in Thousands
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
                                                                                      RCON
                                                                                      ----
1. Cash items in process of collection, unposted debits, and currency and coin:
   a. Cash items in process of collection and unposted debits ......................  0020. .                0      1.a
   b. Currency and coin ............................................................  0080. .                0      1.b
2. Balances due from depository institutions in the U.S.:
   a. U.S. branches and agencies of foreign banks ..................................  0083. .                0      2.a
   b. Other commercial banks in the U.S. and other depository institutions
      in the U.S. (including their IBFs) ...........................................  0085. .           55,536      2.b
3. Balances due from banks in foreign countries and foreign central banks:
   a. Foreign branches of other U.S. banks .........................................  0073. .                0      3.a
   b. Other banks in foreign countries and foreign central banks ...................  0074. .                0      3.b
4. Balances due from Federal Reserve Banks .........................................  0090. .                0      4.
5. Total (sum of items 1 through 4) (must equal
   Schedule RC, sum of items 1.a and 1.b) ..........................................  0010. .           55,536      5.


Memorandum                                                                                     Dollar Amounts in Thousands
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
                                                                                      RCON
                                                                                      ----
1. Noninterest-bearing balances due from commercial banks in the U.S.
   (included in items 2.a and 2.b above) ...........................................  0050. .           55,536      M.1
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